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                                                                    EXHIBIT 23.1




                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS


The Board of Directors
Furr's/Bishop's, Incorporated:

We consent to incorporation by reference in the registration statement (No. 333-11291) on Form S-8 of Furr's/Bishop's, Incorporated of our report dated February 7, 1997, relating to the consolidated balance sheet of Furr's/Bishop's, Incorporated and subsidiaries as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1996, and the related schedule, which report appears in the December 31, 1996 annual report on Form 10-K of Furr's/Bishop's, Incorporated. Our report refers to a change in accounting for impairment of long-lived assets and for long-lived assets to be disposed of to conform to Statement of Financial Accounting Standards No. 121.



                                                   /s/
                                                   KPMG Peat Marwick LLP



Dallas, Texas
March 18, 1998